REAL ESTATE LEASE


I. This Lease Agreement (this "Lease") is made effective as of July 1, 1997, by and between JT Investments, LTD., ("Landlord"), and HeadlightZ of Orlando, Inc., ("Tenant"). The parties agree as follows:

PREMISES. Landlord, in consideration of the lease payments provided in this Lease, leases to Tenant HeadlightZ of Orlando, (the "Premises") located at See Addendom "A", 11599 E. Colonial Drive, Orlando, Florida 32817.

TERM. The lease term will begin on July 01, 1997 and will terminate on July 01, 2002.

LEASE PAYMENTS. Tenant shall pay Landlord, monthly payments of $8,000.00 per month, payable in advance on the first day of each month, for a total annual lease payment of $96,000.00. Lease payments shall be made to the Landlord at 9025 South 700 West, Sandy, Utah 84070, as may be changed from time to time by Landlord.

POSSESSION. Tenant shall be entitled to possession on the first day of the term of this Lease, and shall yield possession to Landlord on the last day of the term of this Lease, unless otherwise agreed by both parties in writing.

PROPERTY INSURANCE. Landlord and Tenant shall each be responsible to maintain appropriate insurance for their respective interests in the Premises and property located on the Premises.

DEFAULTS. Tenant shall be in default of this Lease, if Tenant fails to fulfill any lease obligation or term by which Tenant is bound. Subject to any governing provisions of law to the contrary, if Tenant fails to cure any financial obligation within 5 days (or any other obligation within 15 days) after written notice of such defaults is provided by Landlord to Tenant, Landlord may take possession of the Premises without further notice (to the extent permitted by law), and without prejudicing Landlord's rights to damages. In the alternative, Landlord may elect to cure any default and the cost of such action shall be added to Tenant's financial obligations under this Lease. Tenant shall pay all costs, damages, and expenses (including reasonable attorney fees and expenses) suffered by Landlord by reason of Tenant's defaults. All sums of money or charges required to be paid by Tenant under this Lease shall be additional rent, whether or not such sums or charges are designated as "additional rent".

NOTICE. Notices under this Lease shall not be deemed valid unless given or served in writing and forwarded by mail, postage prepaid, addressed as follows:


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
LANDLORD:

Name:             JT Investments, LTD.
Address:          9025 South 700 West
                  Sandy, UT  84070


TENANT:

Name:             HeadlightZ of Orlando, Inc.
Address:          11599 E. Colonial Drive
                  Orlando, FL  32817


Such addresses may be changed from time to time by either party by providing notice as set forth above.

ENTIRE AGREEMENT / AMENDMENT. This Lease Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Lease may be modified or amended in writing, if the writing is signed by the party obligated under the amendment.

SEVERABILITY. If any portion of this Lease shall be held to be invalid or unenforceable fgor any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Lease is invalid or unenforceable, but that by limiting such provision, it would become valid and enforceable, then such provision shall be deemed to be written, construed and enforced as so limited.

WAIVER. The failure of either party to enforce any provisions of this Lease shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Lease.

CUMULATIVE RIGHTS. The rights of the parties under this Lease are cumulative, and shall not be construed as exclusive unless otherise required by law.

GOVERNING LAW. The Lease shall be construed in accordance with the laws of the State of Florida.


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
II. THIS IS A TRIPLE NET LEASE. Tenant to pay all repairs, taxes, insurance and utilities.


LANDLORD:

JT Investments, Ltd.


/s/ illegible
--------------------------------
Jeffrey D. Martin



TENANT:

HeadlightZ of Orlando, Inc.


/s/ illegible
--------------------------------
Thomas L. Tedrow



Notary Public                       Cheryl L. Piper
State of Florida                    Commission #CC4522632
                                    Expires April 13, 1998
                                    /s/ illegible
                                    ------------------
                                    Cheryl L. Piper


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                                   EXHIBIT "A"


                                                    Recorded - Martha O. Haynie


                                LEGAL DESCRIPTION


Parcel 1

East 52.14 feet of West 312.84 feet of NW 1/4 of NW 1/4 of NW 1/4 of Section 22, Township 22 South, Range 31 East, lying North of State Road No. 50, and East
52.14 feet of West 260.70 feet of NW 1/4 of NW 1/4 of NW 1/4 of Section 22, Township 22 South, Range 31 East, lying North of State Road No. 50.

The East 52.14 feet of the West 417.12 feet of the NW 1/4 of the NW 1/4 of NW 1/4 of Section 22, Township 22 South, Range 31 East, lying North of State Road No. 50, also the East 52.14 feet of the West 364.98 feet of the NW 1/4 of the NW 1/4 of NW 1/4 of Section 22, Township 22 South, Range 31 East lying North of State Road No. 50.

Section  22,  Township  22 South,  Range 31 East.  East  104.29 feet of the West
208.56 feet of the NW 1/4 of the NW 1/4 of NW 1/4, lying North of State Road No. 50.

All lying and being in Orange County, Florida.

Parcel 2

The West 300.00 feet (as measured along the South line) of the following described portion of Lot 1, Block "J", Morningside, as recorded in Plat Book "O", Page 82, Public Records of Orange County, Florida: Begin at the Southeast corner of said Lot 1, run North 12 degrees West along Crescent Boulevard, 150.30 feet; thence South 89 degrees West 455.52 feet; thence North 27 degrees West
111.6 feet more or less to Emerald Lake; thence Westerly along the lake 77.32 feet more or less to the West line of said Lot 1; thence South 2 degrees East along the West line of said Lot 1, 230.00 feet more or less to the Southwest corner of Lot 1; thence East 607.2 feet to the Point of Beginning.


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